China Shuangji Cement Announces Plans to Increase Annual Production Capacity by 1,000,000 Metric Tons

2009-02-27 12:50 EST - News Release

ZHAOYUAN CITY, China, Feb. 27, 2009 (GLOBE NEWSWIRE) -- China Shuangji Cement Ltd. (OTCBB:CNSJ) ("China Shuangji" or the "Company"), a leading producer of high grade cement in China, announced today that it has ceased production of its main 500,000 metric ton (tonnes) cement plant in Zhaoyuan City and will begin relocating its equipment and operations to its new 1,000,000 metric ton cement plant in the nearby Zhaoyuan industrial park. As reported previously, the Company received in excess of $5 million (USD) and other concessions from the government to relocate its Zhaoyuan City operations away from the encroaching population to a more industrialized area.

The new cement plant should commence production in May 2009 with an initial annual production rate of 800,000 tonnes. The rate is expected to increase to 1,000,000 tonnes in 2010. Due to the slowdown associated with the plant relocation, Q1 2009 cement production (total) will be approximately 275,000 tonnes compared to Q1 2008 production (total) of 317,000 tonnes. The relocation did not affect the Company's other two cement plants.

The Company also is announcing that it is in advanced negotiations to acquire a 500,000 tonne capacity cement plant in Shandong province. The specifics of the acquisition will be announced following the closing of the transaction. It is expected that China Shuangji will close the transaction in March 2009 and will acquire fifty-one percent ownership of the plant operations.

"We are very excited that our new cement plant in the Zhaoyuan industrial park will open in May. Our increased capacity with the new plant will keep pace with growing consumer demand for cement, and the acquisition of the cement plant in Shandong province allows for further capacity and revenues. These two measures will in turn allows us to further brand the 'Shuangji' name, and provide additional cash flow to pursue other acquisitions, and increase production capacity at existing plants," said China Shuangji Chairman and President Mr. Wenji Song. "The near term increased capacity of 1,000,000 tonnes (a 67% increase of our pre-existing capacity of 1,500,000 tonnes) will help us participate in the China's recent economic stimulus program and position ourselves within the long-term organic growth of China's annual consumption of cement."

About China Shuangji Cement Ltd.

China Shuangji Cement Ltd., through its affiliates and controlled entities, is a supplier of high-grade cement to the industrial sector in the People's Republic of China and to international markets. Its processed cement products are primarily purchased by the cement industry for the purpose of making the cement required for the construction of buildings, roads, and other infrastructure projects. The Company currently produces 1,500,000 tonnes of Portland cement annually and is one of the strongest 500 building materials enterprises in China.

Forward-looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2007 Form 10--KSB filed with the Securities and Exchange Commission on April 4, 2008.

CONTACT:  China Shuangji Cement Ltd.

          Wenji Song, Chairman & President

          (86) 535- 821 3217

          info@shuangjicement.com

          www.shuangjicement.com